Calculation of Filing Fee Tables
S-3
Terrestrial Energy Inc. /DE/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.0001 per share	457(o)
		Equity	Preferred Stock, par value $0.0001 per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 500,000,000.00	0.000087	$ 43,500.00
Fees to be Paid	2	Equity	Common Stock, par value $0.0001 per share	Other	2,310,937	$ 3.29	$ 7,602,982.73	0.000087	$ 661.46
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 507,602,982.73		$ 44,161.46
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 44,161.46
Offering Note
[1]	(1) Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, warrants, and rights. (2) Pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3, this information is not specified as to each class of securities to be registered. There is being registered hereby such indeterminate number of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. Securities registered hereunder may be sold separately, together or in units with other securities registered hereunder. (3) The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities set forth in the table, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued in connection with any stock split, stock dividend or similar transaction, including under any applicable anti-dilution provisions (including, without limitation, upon adjustment of the conversion or exchange rate thereof). Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities offered hereby. The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

[2]	(1) Any additional shares of common stock, par value $0.0001 per share ("Common Stock") of Terrestrial Energy Inc. (the "Registrant") to be issued as a result of stock dividends, stock splits or similar transactions shall be covered by this Registration Statement as provided in Rule 416(a) under the Securities Act of 1933, as amended. (2) Calculated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, which is based on the average of the high and low market prices of the shares of common stock of the Registrant as reported on the Nasdaq Stock Market LLC on October 27, 2026, which date was within five business days prior to the filing of this Registration Statement. (3) Represents an aggregate of up to 2,310,937 shares of the Registrant's Common Stock issuable pursuant to the terms of convertible notes issued by Terrestrial Energy Development, Inc. before its business combination with the Registrant, to the former holders of those notes.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date